                                                        12500 West Creek Parkway
                                                              Richmond, VA 23238
                                                            Phone (804) 484-7700
                                                              FAX (804) 484-7701

[LOGO]                                NEWS RELEASE
FOR MORE INFORMATION, CONTACT:   JOHN D. AUSTIN
                                 VICE PRESIDENT, FINANCE
                                 (804) 484-7753


                   PERFORMANCE FOOD GROUP REPORTS 53% INCREASE
             IN FIRST QUARTER NET EARNINGS AND 27% INCREASE IN SALES


-        NET EARNINGS ROSE 53% TO $16.4 MILLION IN FIRST QUARTER.

-        FIRST QUARTER NET SALES INCREASED 27% TO NEW HIGH OF $1.3 BILLION.

-        EPS ROSE 46% IN FIRST QUARTER TO $0.35 PER SHARE (DILUTED).

RICHMOND, VA. (APRIL 29, 2003) - Performance Food Group (Nasdaq/NM:PFGC) today announced increased net sales and net earnings for the first quarter ended March 29, 2003.

         Sales for the first quarter of 2003 amounted to $1.3 billion, up 27% from $996.9 million in the year-earlier period. Net earnings for the quarter increased 53% to $16.4 million compared with $10.8 million a year ago. Net earnings per share for the quarter increased 46% to $0.35 per share diluted on 16% more shares outstanding compared with net earnings of $0.24 per share diluted in the year-earlier quarter.

         C. Michael Gray, president and chief executive officer, commented, "The first quarter results represented the 33rd consecutive period in which net sales and net earnings have increased compared with the prior-year period. Our first quarter sales growth of 27% consisted of 11% internal growth and 16% from acquisitions. All of our business segments contributed to our internal growth despite the impact of harsh winter weather, increased fuel costs and the war in Iraq. Our growth strategy of capitalizing on strategic acquisitions, deepening the penetration within existing accounts, winning new customers and focusing on product and service innovation should continue to serve us well as we move through the rest of what appears to be an exciting 2003. Deflation amounted to just over 1% during the first quarter primarily as a result of the unusually high price of iceberg lettuce in the prior year quarter.

         "Broadline sales continued to grow, increasing 43% in this year's first quarter versus the like quarter a year ago aided by the acquisitions of Quality Foods, Middendorf Meats and TPC completed during 2002. Street sales per delivery were down slightly for the quarter primarily due to the impact of additional new salespeople, new accounts and bad weather. Sales of proprietary brands increased 34% and comprised 23% of street sales for the quarter. Inflation amounted to less than 1% in the Broadline segment."


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

Performance Food Group Reports First Quarter Earnings
Page 2
April 29, 2003


         Gray added, "Customized recorded a 21% increase in first quarter net sales driven by expanding relationships with Ruby Tuesday, Inc. and T.G.I. Friday's restaurants as well as the addition of Mimi's Cafe. Deflation for the Customized segment amounted to approximately 1% for the quarter.

         "Fresh-cut sales grew at a more modest 5% which was negatively impacted by approximately 5% of deflation versus the prior year period. We're seeing strong demand for our fresh-cut products as we continue to develop innovative new bagged salad mixes and other fresh-cut products that meet our customers' needs. Our "Real! Fresh! Fruit!" product testing continues on schedule on the West Coast and is now in approximately 1,000 stores. We believe new product innovation, including Real! Fresh! Fruit!, will be a driver for future growth."

         Gray concluded, "We are optimistic about our overall growth prospects and expect that continued execution of our growth strategies will yield further improvement in operating margins. We are pleased with our operating results for the first quarter despite challenges related to harsh winter weather, increased fuel costs and the war in Iraq. Our balance sheet remains strong with a debt-to-capital ratio of 33%. Including amounts outstanding under our receivables purchase facility of $78 million and master operating lease obligations of $56 million, our debt-to-capital ratio is 40%. This capital structure allows us to continue investing in our business and to take advantage of growth opportunities. In addition, we recently increased our revolving credit facility to $350 million which further enhances our financial flexibility."

         Performance Food Group markets and distributes more than 61,000 national and private label food and food-related products to approximately 46,000 restaurants, hotels, cafeterias, schools, healthcare facilities and other institutions. Our Fresh Express line is the industry leader and pioneer of fresh packaged salads.

         The live broadcast of Performance Food Group's quarterly conference call will be available at www.pfgc.com or http://www.vcall.com/CEPage.asp?ID=83721 on April 29, 2003, beginning at 10:00 am (Eastern Time). Any information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on Performance Food Group's website at www.pfgc.com.

         Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are based on current expectations and management's estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, general economic conditions; the relatively low margins and economic sensitivity of the foodservice business; the Company's reliance on major customers; the ability to identify and successfully complete acquisitions of other foodservice distributors; the Company's ability to successfully develop and market new products; management of the Company's planned growth; and the effect of the Company's identification of certain accounting errors on its anticipated results of operations, all as detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission.


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Performance Food Group Reports First Quarter Earnings
Page 3
April 29, 2003



                         PERFORMANCE FOOD GROUP COMPANY
                         UNAUDITED FINANCIAL HIGHLIGHTS


                                                                       THREE MONTHS ENDED
                                                               ------------------------------------
                                                                 MARCH 29,              MARCH 30,
                                                                   2003                    2002
                                                               --------------          ------------
Net sales                                                      $1,269,105,000          $996,903,000
Net earnings                                                   $   16,420,000          $ 10,756,000
Net earnings per share:
    Basic                                                      $         0.36          $       0.25
    Diluted                                                    $         0.35          $       0.24
Weighted average number of common shares outstanding:
    Basic                                                          45,345,000            43,847,000
    Diluted                                                        52,452,000            45,411,000



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


Performance Food Group Reports First Quarter Earnings
Page 4
April 29, 2003


PERFORMANCE FOOD GROUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
MARCH 29, 2003
(IN THOUSANDS, EXCEPT NET EARNINGS PER COMMON SHARE)

                                                          MARCH 29, 2003            DEC. 29, 2002
                                                          --------------            -------------
ASSETS
   Cash and cash equivalents                                $    39,190               $    33,660
   Accounts and notes receivable, net, including
     retained interest in securitized receivables               228,461                   220,676
   Inventories                                                  241,568                   239,846
   Other current assets                                          34,386                    34,964
-------------------------------------------------------------------------------------------------
     Total current assets                                       543,605                   529,146
-------------------------------------------------------------------------------------------------
   Property, plant and equipment, net                           303,978                   293,994
   Goodwill, net                                                585,474                   575,464
   Other intangible assets, net                                 203,347                   205,497
   Other assets                                                   9,637                    13,616
-------------------------------------------------------------------------------------------------
     Total assets                                           $ 1,646,041               $ 1,617,717
=================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
   Checks in excess of deposits                             $    57,078               $    74,759
   Trade accounts payable                                       264,595                   236,438
   Current installments of long-term debt                         2,129                     2,504
   Other current liabilities                                    147,380                   134,363
-------------------------------------------------------------------------------------------------
     Total current liabilities                                  471,182                   448,064
-------------------------------------------------------------------------------------------------
   Long-term debt, excluding current installments               351,763                   370,095
   Deferred income taxes                                         87,644                    84,689
   Shareholders' equity                                         735,452                   714,869
-------------------------------------------------------------------------------------------------
     Total liabilities and shareholders' equity             $ 1,646,041               $ 1,617,717
=================================================================================================

                                                                        THREE MONTHS ENDED
                                                            MARCH 29, 2003                    MARCH 30, 2002

Net sales                                            $ 1,269,105              100.0%     $ 996,903              100.0%
Cost of goods sold                                     1,069,767               84.3%       843,578               84.6%
----------------------------------------------------------------------------------------------------------------------
     Gross profit                                        199,338               15.7%       153,325               15.4%
Operating expenses                                       168,934               13.3%       131,909               13.3%
----------------------------------------------------------------------------------------------------------------------
     Operating profit                                     30,404                2.4%        21,416                2.1%
Other income (expense):
    Interest expense                                      (4,790)                           (4,299)
    Loss on sale of receivables                             (324)                             (438)
    Other, net                                             1,193                               531
----------------------------------------------------------------------------------------------------------------------
     Other expense, net                                   (3,921)              (0.3)%       (4,206)              (0.4)%
----------------------------------------------------------------------------------------------------------------------
     Earnings before income taxes                         26,483                2.1%        17,210                1.7%
Income taxes                                              10,063                0.8%         6,454                0.6%
----------------------------------------------------------------------------------------------------------------------
     Net earnings                                    $    16,420                1.3%     $  10,756                1.1%
======================================================================================================================

Weighted average common shares outstanding                45,345                            43,847
======================================================================================================================

Basic net earnings per common share                  $      0.36                         $    0.25
======================================================================================================================

Weighted average common shares and
   dilutive potential common shares outstanding           52,452                            45,411
======================================================================================================================

Diluted net earnings per common share                $      0.35                         $    0.24
======================================================================================================================


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Performance Food Group Reports First Quarter Earnings
Page 5
April 29, 2003



                         PERFORMANCE FOOD GROUP COMPANY

                              2003 COMPARED TO 2002
                                   1ST QUARTER
                               SEGMENT DISCLOSURE

                                                                                    Corporate &
2003                               Broadline      Customized        Fresh-Cut      Intersegment     Consolidated
----                               ---------      ----------        ---------      ------------     ------------
First Quarter

Net external sales                 $642,683         $412,942         $213,480         $     --         $1,269,105
Intersegment sales                      213               94            3,798           (4,105)                --
Operating profit                     11,962            4,875           18,226           (4,659)            30,404
    Operating profit margin            1.86%            1.18%            8.39%              --               2.40%
Total assets                        777,532          145,338          635,930           87,241          1,646,041
Interest expense (income)             3,821               65            4,682           (3,778)             4,790
Loss (gain) on sale
   of receivables                     1,629              502               --           (1,807)               324
Depreciation                          3,574              850            5,363              368             10,155
Amortization                            943               --            1,135               --              2,078
Capital expenditures                  1,627            2,662           14,874            1,045             20,208

                                                                                    Corporate &
2002                               Broadline      Customized        Fresh-Cut      Intersegment     Consolidated
----                               ---------      ----------        ---------      ------------     ------------
First Quarter

Net external sales                 $450,810         $341,117         $204,976         $     --         $  996,903
Intersegment sales                      144               --            2,784           (2,928)                --
Operating profit                      8,406            3,446           12,838           (3,274)            21,416
    Operating profit margin            1.86%            1.01%            6.18%              --               2.15%
Total assets                        469,505           95,737          623,587          148,545          1,337,374
Interest expense (income)             1,464              129            5,065           (2,359)             4,299
Loss (gain) on sale
   of receivables                     1,482              470               --           (1,514)               438
Depreciation                          2,775              752            4,525              258              8,310
Amortization                            354               --            1,128              300              1,782
Capital expenditures                  1,133            1,213            8,380              931             11,657


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